EXHIBIT 10.1

AMENDMENT AND RESTATEMENT AGREEMENT

AMENDMENT AND RESTATEMENT AGREEMENT (this “Agreement”) dated as of August 12, 2025, by and between BT Brands, Inc., a Wyoming corporation (the “BTB”), and NGI Corporation, a Wyoming corporation (the “NGI”). Each of the parties hereto may be referred to as a “Party” and collectively, as the “Parties.”

WHEREAS, the Parties have agreed, upon the terms and subject to the conditions set forth herein, to enter into this Agreement to amend and restate that certain agreement entered into between the Parties as of April 2, 2025 (the “Existing Agreement”) in its entirety as provided herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Agreement shall have the respective meanings given to them in the Restated Agreement (as defined below).

2. Amendment and Restatement of the Existing Loan Agreement. Effective on the Restatement Effective Date (as defined below), the Parties do hereby amend and restate the Existing Agreement in its entirety as set forth in Exhibit A hereto (the “Restated Agreement”). From and after the effectiveness of such amendment and restatement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Restated Agreement, shall, unless the context otherwise requires, refer to the Restated Agreement.

3. Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Restatement Effective Date and after giving effect to this Agreement, that:

3.1 Power and Authority. Each Party has the legal power and authority to execute and deliver this Agreement, and the officers of each Party executing this Agreement have been duly authorized to execute and deliver the same and bind such Party with respect to the provisions hereof.

3.2 Execution and Delivery. This Agreement has been duly executed and delivered by each Party that is a party hereto.

3.3 Enforceability. This Agreement constitutes the legal, valid and binding obligations of each Party, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.4 Conflicts and Approvals. The execution and delivery by each Party of this Agreement, the performance by each Party of its obligations under this Agreement the Restated Credit Agreement, and under the other Loan Documents to which it is a party and the consummation of the transactions contemplated by this Agreement: (i) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any law or conflict with any organizational or governing documents, in each case applicable to any Party or any of its Subsidiaries, (iii) will not violate or result in a default under any indenture or other material agreement or other instrument binding upon any Party, or give rise to a right thereunder to require any payment to be made by any Party, and (iv) will not result in the creation or imposition of any lien or encumbrance on any asset of any Party, except liens created pursuant to the Restated Agreement.

4. Restatement Effective Date. This Agreement shall become effective as of the execution hereof by both Parties (the “Restatement Effective Date”).

5. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9 of the Restated Agreement.

6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wyoming.

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7. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

8. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. [Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Restatement Agreement as of the date set forth above.

BT Brands, Inc.		NGI Corporation

By:	/s/ Kenneth Brimmer	By:	/s/ Denis Brunk
Name:	Kenneth Brimmer	Name:	Denis Brunk
Title:	Chief Financial Officer	Title:	President

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EXHIBIT A

RESTATED AGREEMENT

AMENDED AND RESTATED AGREEMENT

This AMENDED AND RESTATED AGREEMENT, dated as of August 12, 2025 (this “Agreement”), is made by and between BT Brands, Inc., a Wyoming corporation (the “BTB”), and NGI Corporation, a Wyoming corporation (the “NGI”).

In consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Sale of Bottles to BTB; Purchase Price.

(a) Option to Purchase Bottles. NGI does hereby grant to BTB the option to purchase up to 750,000 aluminum bottles as described in Schedule A hereto (“Bottles”). BTB may exercise its option to purchase any or all of the Bottles (each a “Purchased Bottle”) from time to time by delivering to NGI, which shall be deemed notice of the purchase of the Bottles, upon funding costs associated with the bottle processing. The number of Bottles purchased and the date of the purchase (each a “Purchase Order”) shall be deemed to be as of the date of the advance at the rate of $1.00 per bottle transferred to BTB.

(b) Purchase Price and Payment. BTB shall pay amounts associated with the NGI Disney Water program. Each dollar funded shall be deemed to be one bottle at the purchase price of $1.00 for each purchased bottle. BTB may remit the aggregate purchase price for the number of Purchased Bottles covered by a Purchase Order directly to vendors associated with the program, at its sole discretion. BTB shall deliver payment of the purchase price for Purchased Bottles directly to vendors. The Parties agree to prepare a reconciliation upon the closing and delivery of Purchased Bottles. Notwithstanding any other provision of this Agreement, BTB shall not have any liability or be obligated to make any vendor payments.

2. Delivery of Bottles. The parties hereto acknowledge that the Bottles were shipped and were initially stored at the facilities of UNIX PACKAGING LLC located at 9 Minson Way, Montebello, CA 90604 (the “Co-Packer”) for processing and have been transferred to Komar, an independent warehouse and logistics company, for distribution. NGI shall fulfill its obligation to deliver Purchased Bottles to BTB under this Agreement by instructing the firm holding the inventory in writing to segregate BTB Purchased Bottles from all other materials held on NGI’s behalf, including other aluminum bottles owned by NGI. NGI shall request that the holder of the product confirm in writing that it has honored NGI’s request, and NGI shall transmit this confirmation to BTB promptly after receipt.

3. Consent to Sale of Purchased Bottles by NGI. NGI hereby consents to the processing, sale and delivery of Bottles by BTB on such terms and conditions as BTB or NGI may negotiate with subsequent purchasers of Bottles. BTB agrees that to the extent it sells a Bottle for a price in excess of $1.50, after deducting all Sales Costs (as defined below), it shall pay NGI a sum per Bottle equal to the sum BTB receives beyond $1.50 for each Bottle. Or in the event NGI negotiates a sale of Bottles owned by BT Brands, NGI shall remit the payment of $1.50 to BTB no more than 45 days following shipment. “Sales Costs” means all processing, shipping and transportation costs, administrative and other sales costs reasonably incurred by BTB in connection with the sale and delivery of Bottles to a subsequent purchaser.

4. NGI Repurchase Option. At any time while BTB possesses any Purchased Bottles, NGI shall have the option, in its sole discretion, to repurchase any Bottles in BTB’s possession for $1.50. NGI agrees that it shall be responsible for all costs associated with taking possession of Bottles it purchases from BTB pursuant to this Section 4.

5. Warranties. NGI warrants to BTB that on the date of the purchase and sale of any Bottles or Additional Bottles, all such aluminum bottles will: (a) be merchantable; (b) be free of security interests, except for the right of BT Brands; and (c) not infringe or misappropriate any third party's patent or other intellectual property rights. These warranties survive any delivery, inspection, acceptance, or payment of or for the Bottles or Additional Bottles by BTB. These warranties are cumulative and in addition to any other warranty provided by law or equity. Any applicable statute of limitations runs from the date of BTB's discovery of the noncompliance of the Bottles or Additional Bottles with the foregoing warranties.

6. Compliance with Law. NGI complies with and shall comply with all applicable laws, regulations, and ordinances. NGI has and shall maintain in effect all the licenses, permissions, authorizations, consents, and permits that it needs to carry out its obligations under this Agreement.

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7. General Indemnification. NGI shall indemnify, defend, and hold harmless BTB and its officers, directors, accountants, advisors, employees, agents, affiliates, successors, and permitted assigns (collectively, “Indemnified Party”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees, fees and the costs of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers, incurred by Indemnified Party (collectively, “Losses”), relating to, arising out of or resulting from any claim of a third party or BTB arising out of or occurring in connection with the Bottles or Additional Bottles or NGI's negligence, willful misconduct, or breach of this Agreement. NGI shall not enter into any settlement without BTB's or, as applicable, another Indemnified Party’s prior written consent.

8. Survival. Subject to the limitations and other provisions of this Agreement: (a) the representations and warranties of the Parties contained herein shall survive the expiration or earlier termination of this Agreement; and (b) Section 6 of this Agreement, as well as any other provision that, in order to give proper effect to its intent, should survive such expiration or termination, shall survive the expiration or earlier termination of this Agreement.

9. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. All notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) must be in writing and addressed to the other Party at its address set forth below (or to such other address as the receiving Party may designate from time to time in accordance with this section).

Notice to BTB:	10501 Wayzata Blvd South Suite 102 Minnetonka, MN 55305
Attention: Kenneth Brimmer. CFO
Email:kbrimmer@itsburgertime.com

Notice to NGI:	770 E 39th Avenue Apache Junction, AZ 85119
Attention: Denis Brunk, President
Email: denis@nextgenice.com

10. Entire Agreement. This Agreement, including and together with any related exhibits, schedules, attachments, and appendices, constitutes the sole and entire agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

11. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

12. Amendments. No amendment to, or modification of, this Agreement is effective unless it is in writing and signed by each Party.

13. Waiver. No waiver by any Party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

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14. Cumulative Remedies; Specific Performance. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either Party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the Parties, or otherwise. The Parties acknowledges that a breach or threatened breach of this Agreement would give rise to irreparable harm to by the other Party, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by a Party of its obligations under this Agreement, the other Party shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

15. Assignment. NGI shall not assign, transfer, delegate, or subcontract any of its rights or obligations under this Agreement without the prior written consent of BTB. Any purported assignment or delegation in violation of this Section shall be null and void. No assignment or delegation shall relieve the NGI of any of its obligations hereunder. BTB may at any time assign, transfer, delegate, or subcontract any or all of its rights or obligations under this Agreement without NGI's prior written consent.

16. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the Parties and their respective permitted successors and permitted assigns.

17. No Third-Party Beneficiaries. This Agreement benefits solely the Parties and their respective permitted successors and assigns, and nothing in this Agreement, express or implied, confers on any other individual or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

18. Choice of Law. This Agreement and all related documents, including all exhibits, schedules, attachments, and appendices attached hereto and thereto, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, are governed by, and construed in accordance with, the laws of the State of Wyoming, United States of America, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Wyoming.

19. Choice of Forum. Each Party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against the other Party in any way arising from or relating to this Agreement, including all exhibits, schedules, attachments, and appendices attached to this Agreement, and all contemplated transactions, including contract, equity, tort, fraud, and statutory claims, in any forum other than the United States District Court for the District of Wyoming or, if such court does not have subject matter jurisdiction, the courts of the State of Wyoming sitting in Cheyenne, and any appellate court from any thereof. Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts. Each Party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

20. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, INCLUDING EXHIBITS, SCHEDULES, ATTACHMENTS, AND APPENDICES ATTACHED TO THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS, SCHEDULES, ATTACHMENTS, OR APPENDICES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21. Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. Notwithstanding anything to the contrary in Section 9, a signed copy of this Agreement delivered by email or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

22. Relationship of the Parties. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, franchise, business opportunity, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and neither Party shall have authority to contract for or bind the other Party in any manner whatsoever.

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23. Further Assurances. The Parties shall, and shall cause their respective affiliates to, from time to time at the other Party’s request and without any additional consideration, furnish to requesting Party such further information or assurances; execute and deliver such additional documents and instruments; and take such other actions and do such other things, as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BT BRANDS, INC.

By:	/s/ Kenneth Brimmer
Name: Kenneth Brimmer
Title: Chief Financial Officer

NGI CORPORATION

By:	/s/ Denis Brunk
Name: Denis Brunk
Title: President

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